Exhibit 5.1

March 11, 2005

Realty Income Corporation

220 West Crest Street

Escondido, California 92025

Re:          Registration Statement on Form S-3

Registration No. 333-113032

Ladies and Gentlemen:

We have served as Maryland counsel to Realty Income Corporation, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the Company’s registration statement on Form S-3 (No. 333-113032),  and all amendments thereto (the “Registration Statement”), previously declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the proposed public offering of securities of the Company that may be offered and sold by the Company from time to time as set forth in the prospectus dated March 23, 2004 which forms a part of the Registration Statement (the “Base Prospectus”).  This opinion is rendered in connection with the sale and issuance of up to $100,000,000 of the Company’s 5 7/8% Senior Debentures due 2035 (the “Securities”), as described in a prospectus supplement dated March 8, 2005 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.                                       The Registration Statement and the related form of Prospectus in the form in which it was transmitted to the Commission, under the 1933 Act;

2.                                       The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.                                       The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4.                                       Resolutions adopted by the Board of Directors of the Company, relating to, among other matters, (i) the sale, issuance and registration of the Securities, (ii) the execution, delivery and performance of the Purchase Agreement and the Indenture (as defined herein) and (iii) the execution and delivery of the Global Debenture (as defined herein), certified as of the date hereof by an officer of the Company;

5.                                       A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.                                       A certificate executed by an officer of the Company, dated as of the date hereof;

7.                                       A copy of the executed Purchase Agreement, dated March 8, 2005 (the “Purchase Agreement”), by and among Banc of America Securities LLC and Citigroup Global Markets Inc., acting for themselves and as representatives of the underwriters named in Schedule A thereto, and the Company, certified as of the date hereof by an officer of the Company;

8.                                       The Indenture, dated October 28, 1998 (the “Indenture”), between the Company and The Bank of New York, as Trustee (the “Trustee”), certified as of the date hereof by an officer of the Company;

9.                                       A copy of the executed certificate evidencing the Securities (the “Global Debenture”), certified as of the date hereof by an officer of the Company;

10.                                 Copies of executed Officers’ Certificates relating to the Securities, pursuant to Sections 201, 301 and 303 of the Indenture and the Company Order relating to the Securities pursuant to Section 303 of the Indenture, each certified as of the date hereof by an officer of the Company;

11.                                 The Company’s Current Report on Form 8-K (the “8-K”); and

12.                                 Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

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1.                                       Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                                       Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                                       Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms

4.                                       All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                                       The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                                       The Securities have been duly authorized by all necessary corporate action on the part of the Company, and the Global Debenture evidencing the Securities has been duly executed by the Company and, when duly authenticated by the Trustee in the manner provided in the Indenture and delivered against payment of the purchase price therefor specified in the Purchase Agreement, the Securities will be duly and validly issued by the Company.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for your submission to the Commission as an exhibit to the 8-K and incorporation by reference into the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Latham & Watkins, counsel to the Company, in connection with its opinion of even date herewith) without, in each instance, our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the 8-K and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

VENABLE LLP